Exhibit 99.1

East West Bancorp, Inc. 135 N. Los Robles Ave., 7th Fl. Pasadena, CA 91101 Tel. 626.768.6000 Fax 626.817.8838

NEWS RELEASE

INVESTOR RELATIONS CONTACT:
Irene Oh
Chief Financial Officer
(626) 768-6360

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2015
OF $98.7 MILLION, UP 17% FROM PRIOR YEAR AND
DILUTED EARNINGS PER SHARE OF $0.68, UP 15% FROM PRIOR YEAR

Pasadena, California – July 15, 2015 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the second quarter of 2015.  For the second quarter of 2015, net income was $98.7 million or $0.68 per diluted share.

“East West is pleased to report strong earnings of $98.7 million or $0.68 per diluted share for the second quarter of 2015, an increase in diluted earnings per share of $0.09 or 15% from the prior year quarter,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “For the second quarter of 2015, East West achieved strong profitability, earning a return on average assets of 1.34% and a return on average equity of 13.25%.”

Ng continued, “Our solid earnings and profitability are a reflection of the strength of our balance sheet and the growth opportunities in the markets we serve. As the financial bridge between East and West, we believe that we have a competitive advantage over peers in serving the U.S. and Greater China markets, as reflected in our continued growth in the second quarter of 2015.  Quarter to date, total loans grew $588.4 million or 3% from March 31, 2015, to a record $22.2 billion as of June 30, 2015. Further, total deposits grew to a record $25.5 billion as of June 30, 2015, an increase of $365.4 million or 1% from March 31, 2015.”

“To be one of the best performing banks and consistently outperform peers, we are committed to building a diversified balance sheet that serves as a source of strength for East West in all types of economic conditions, quarter after quarter, year after year. Additionally, we continue to add talented bankers, strengthen our product capabilities and technology, and build our risk management infrastructure to ensure that we are making the appropriate investments to position us to be able to take advantage of current and future growth opportunities,” concluded Ng.

Quarterly Results Summary

	Three Months Ended
($ in millions, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014

Net income (1)	$98.75	$100.03	$84.31
Earnings per share (diluted) (1)	$0.68	$0.69	$0.59
Tangible equity (1)(2) per common share	$17.33	$16.87	$15.28

Return on average assets (1)	1.34%	1.39%	1.25%
Return on average equity (1)	13.25%	13.93%	12.61%

Net interest income	$227.49	$235.72	$266.45
Net interest income, adjusted (2)	$223.66	$232.27	$218.35
Net interest margin	3.31%	3.51%	4.22%
Net interest margin, adjusted (2)	3.26%	3.46%	3.46%

Cost of deposits	0.29%	0.28%	0.28%
Efficiency ratio (2)	40.36%	42.65%	43.98%

(1)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects Accounting Standards Update ("ASU") 2014-01. See Table 11 for additional information.
(2)      See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

Second Quarter Highlights

●
Strong Second Quarter Earnings – For the second quarter of 2015, net income was $98.7 million or $0.68 per diluted share.  Net income increased $14.4 million or 17% and earnings per diluted share increased $0.09 or 15% from the prior year period. Compared to the first quarter of 2015, net income for the second quarter of 2015 decreased by $1.3 million or 1% and earnings per diluted share decreased $0.01 or 1%.

●
Solid Loan Growth – Total loans receivable increased to a record $22.2 billion as of June 30, 2015, up $588.4 million or 3% from $21.6 billion as of March 31, 2015.  The sequential quarter increase in loans receivable was mostly driven by increases of $429.9 million or 6% in commercial loans, $259.0 million or 4% in commercial real estate loans and $117.3 million or 7% in consumer loans, partially offset by a $189.6 million or 5% decrease in single family loans, primarily due to $200.2 million of single family loans sold during the second quarter of 2015.

●
Continued Deposit Growth – Total deposits grew $365.4 million or 1% from the first quarter of 2015 to a new record high of $25.5 billion as of June 30, 2015.  The increase was primarily from money market and time deposits, which grew $371.4 million or 6% and $279.6 million or 4%, respectively, partially offset by a $415.3 million or 5% decrease in noninterest-bearing demand deposits.

●
Solid Capital Ratios – Capital levels for East West remained solid. East West’s common equity Tier 1 (“CET1”) capital ratio increased from 10.6% as of March 31, 2015 to 10.9% as of June 30, 2015 and the total risk-based capital ratio increased from 12.4% as of March 31, 2015 to 12.7% as of June 30, 2015.

●
Continued Strong Asset Quality – The nonperforming assets to total assets ratio as of June 30, 2015 was 0.38%, an improvement of two basis points from 0.40% as of March 31, 2015, reflecting a decrease in nonperforming assets of $7.5 million or 6% to $112.9 million as of June 30, 2015. During the second quarter, the Company recorded a provision for loan losses of $3.5 million compared to $5.0 million for the first quarter of 2015. Additionally, the Company had net recoveries of $4.1 million in the second quarter of 2015, compared to net charge-offs of $6.0 million in the first quarter of 2015.

Management Guidance

The Company is providing guidance for the third quarter and full year of 2015. Management currently estimates that fully diluted earnings per share for the full year of 2015 will range from $2.66 to $2.70, an increase of $0.25 to $0.29 or 10% to 12% from $2.41(1) for the full year of 2014 and an increase of $0.02 from the previously disclosed guidance for 2015.

This EPS guidance for the remainder of the 2015 year assumes:

●	Federal funds target rate increases by 25 basis points in the fourth quarter of 2015
●	An adjusted net interest margin ranging from 3.30% to 3.35% for the remainder of 2015
●	Annualized loan growth of approximately 8.00%
●	Provision for loan losses of approximately $5.0 million per quarter
●	Noninterest expense of approximately $132.0 million to $136.0 million per quarter, including the amortization of tax credit and other investments of $14.0 million per quarter
●	An effective tax rate of 32%

Management currently estimates that fully diluted earnings per share for the third quarter of 2015 will range from $0.63 to $0.65, based on the assumptions stated above.

Balance Sheet Summary

Total assets as of June 30, 2015 reached a record $30.1 billion, an increase of $157.2 million or 1% from $29.9 billion as of March 31, 2015.  The increase in total assets was largely attributable to a $588.4 million increase in loans receivable, partially offset by a $450.0 million decrease in securities purchased under resale agreements (“resale agreements”). The $450.0 million decrease in resale agreements was mainly due to maturities and an additional $195.0 million of resale agreements that were eligible for netting against existing securities sold under repurchase agreements (“repurchase agreements”) entered with the same counterparties.

Total Loans
Total loans receivable as of June 30, 2015 totaled $22.2 billion, an increase of $588.4 million or 3% compared to $21.6 billion as of March 31, 2015. The loan growth during the second quarter largely stemmed from growth in commercial loans of $429.9 million or 6%, commercial real estate loans of $259.0 million or 4%, and consumer loans of $117.3 million or 7%, mainly comprising of home equity lines of credit. These increases were partially offset by a decrease in single family real estate loans of $189.6 million or 5%, largely due to the sale of single family loans of $200.2 million during the second quarter of 2015.

Deposits and Other Liabilities
As of June 30, 2015, total deposits grew to a record $25.5 billion, an increase of $365.4 million or 1% from $25.2 billion as of March 31, 2015.  Core deposits increased to $18.9 billion, reflecting a slight increase from $18.8 billion as of March 31, 2015. Within core deposit categories, there were significant fluctuations in money market deposits, which increased by $371.4 million or 6% to $6.7 billion and noninterest-bearing demand deposits, which decreased by $415.3 million or 5% to $7.7 billion.  Additionally, time deposits grew $279.6 million or 4% during the quarter to $6.7 billion as of June 30, 2015.

Repurchase agreements were $400.0 million as of June 30, 2015, a decrease of $295.0 million or 42% from $695.0 million as of March 31, 2015. The decrease was due to the extinguishment of $100.0 million of repurchase agreements that resulted in $6.6 million in extinguishment costs during the second quarter of 2015, and an additional $195.0 million of resale agreements that were eligible for netting against existing repurchase agreements as discussed above.

SECOND QUARTER 2015 OPERATING RESULTS

Net Interest Income
Net interest income adjusted for the net impact of covered loan activity and amortization of the FDIC indemnification asset totaled $223.7 million for the second quarter of 2015, compared to $232.3 million and $218.4 million for the first quarter of 2015 and second quarter of 2014, respectively.  The core net interest margin for the second quarter of 2015 was 3.26%(2), compared to 3.46%(2) for both of the first quarter of 2015 and second quarter of 2014. The decrease in net interest income and the core net interest margin from the first quarter of 2015 was mainly due to decreases in yields on loans, yields of available-for-sale securities and other interest-earning assets. The decrease in loan yields was largely due to the reduced accretion income associated with the loans acquired from the FDIC assisted acquisitions of United Commercial Bank (“UCB”) and Washington First International Bank (“WFIB”).

The shared-loss coverage for the UCB commercial loans ended after December 31, 2014 and the shared-loss coverage for the WFIB commercial loans ended after June 30, 2015.

Noninterest Income & Expense

Noninterest Income (Loss)
Noninterest income for the second quarter of 2015 was $40.6 million, a decrease of $3.5 million or 8% compared to $44.1 million for the first quarter of 2015 and an increase of $55.5 million or 372% from noninterest loss of $14.9 million for the second quarter of 2014.  The $3.5 million or 8% decrease in noninterest income in the second quarter of 2015 compared to the prior quarter was largely due to a $4.3 million decrease in net gains on sales of loans. During the second quarter of 2015, net gains on sales of loans totaled $5.3 million, largely due to the sale of $200.2 million of single family loans and $25.3 million of SBA 7(a) loans. The $55.5 million increase from the prior year quarter was largely due to a $50.9 million reduction in expenses related to changes in FDIC indemnification asset and receivable/payable as a result of the expiration of the shared-loss coverage for commercial loans and the continued strong credit performance of the existing covered loans.

The following table presents total fees and other operating income for the quarters ended June 30, 2015, March 31, 2015 and June 30, 2014:

	Three Months Ended
($ in thousands)	June 30, 2015	March 31, 2015	June 30, 2014

Branch fees	$9,791	$9,384	$9,519
Letters of credit fees and foreign exchange income	8,825	8,706	8,940
Ancillary loan fees	2,812	2,656	2,521
Wealth management fees	4,757	5,179	5,232
Other fees and other operating income	10,242	12,668	8,937
Total fees and other operating income	$36,427	$38,593	$35,149

Total fees and other operating income totaled $36.4 million for the second quarter of 2015, a decrease of $2.2 million or 6% from the first quarter of 2015 and an increase of $1.3 million or 4% from the prior year quarter. The decrease in total fees and other operating income in the second quarter of 2015 compared to the prior quarter was largely due to a $2.3 million decrease in fee income earned from assisting customers to hedge interest rates, which is included in other fees and operating income in the table above.

Noninterest Expense
Noninterest expense for the second quarter of 2015 totaled $120.2 million, $7.9 million or 6% lower than $128.0 million for the first quarter of 2015. The reduction in noninterest expense in the second quarter of 2015 compared to the prior quarter was primarily due to a $4.1 million increase in other real estate owned income, a $3.3 million lower amortization of tax credit and other investments, a $2.7 million decrease in legal expenses and a $2.3 million decrease in deposit insurance premiums and regulatory assessments. These reductions in noninterest expense were partially offset by $6.6 million of extinguishment costs related to $100.0 million of repurchase agreements.  Noninterest expense decreased $369 thousand compared to prior year quarter.

Further, the Company’s efficiency ratio improved in the second quarter of 2015 to 40.36%, compared to 42.65% and 43.98% in the first quarter of 2015 and second quarter of 2014, respectively.

Credit Quality

The total provision for loan losses for the second quarter of 2015 was $3.5 million, compared to $5.0 million for the first quarter of 2015 and $8.0 million for the second quarter of 2014. In the second quarter of 2015, net recoveries were $4.1 million, compared to net charge-offs of $6.0 million in the first quarter of 2015 and $8.0 million in the prior year quarter.  The net recoveries for the second quarter of 2015 of $4.1 million was largely a result of recoveries on commercial loans. The allowance for loan losses was $261.2 million as of June 30, 2015, compared to $257.7 million and $251.3 million as of March 31, 2015 and June 30, 2014, respectively. The total allowance for loan losses to total loans held-for-investment was 1.19%, 1.21% and 1.25% as of June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

Nonaccrual loans as of June 30, 2015 totaled $87.2 million, a slight decrease of $623 thousand or 1% from March 31, 2015 and a decrease of $34.5 million or 28% from June 30, 2014.

Nonperforming assets as of June 30, 2015 totaled $112.9 million, a $7.5 million or 6% decrease from March 31, 2015 and a $76.0 million or 40% decrease from June 30, 2014.  The decrease in nonperforming assets was due to a reduction in other real estate owned, which totaled $25.8 million as of June 30, 2015, a decrease of $6.9 million or 21% from March 31, 2015 and a decrease of $41.4 million or 62% from June 30, 2014.

The nonperforming assets to total assets ratio was 0.38%, 0.40% and 0.69% as of June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

Capital Strength

The Basel III capital rules became effective January 1, 2015 for the Company. The Basel III capital rules revised the prompt corrective action requirements under banking regulations, revised the definition of capital, introduced a minimum CET1 capital ratio and changed the risk weightings of certain balance sheet and off-balance sheet assets.

Capital levels for East West remained solid. East West’s CET1 capital ratio increased from 10.6% as of March 31, 2015 to 10.9% as of June 30, 2015 and the total risk-based capital ratio increased from 12.4% as of March 31, 2015 to 12.7% as of June 30, 2015.

Regulatory Capital Metrics	Basel III (a)			Basel I
($ in thousands)	June 30, 2015 (b)	March 31, 2015	Well Capitalized Regulatory Requirement	June 30, 2014	Well Capitalized Regulatory Requirement

CET1 capital ratio	10.9%	10.6%	6.5%	N/A	N/A
Tier 1 risk-based capital ratio	11.0%	10.7%	8.0%	11.0%	6.0%
Total risk-based capital ratio	12.7%	12.4%	10.0%	12.8%	10.0%
Tier 1 leverage capital ratio	8.8%	8.6%	5.0%	8.5%	5.0%
CET1 capital (c)	$2,520,065	$2,445,378	N/A	N/A	N/A
RWA (d)	$23,170,009	$23,101,162	N/A	$20,567,590	N/A

N/A Not applicable.
(a)   On January 1, 2015, the Basel III capital rules became effective for the Company. Basel III revises the definition of capital, and introduces a minimum CET1 ratio. The Basel III rules are subject to transition provisions primarily related to regulatory capital adjustments and deductions impacting CET1 capital and Tier 1 capital.
(b)   The Company's June 30, 2015 regulatory capital ratios, capital and risk-weighted assets are preliminary.
(c)   CET1 capital under Basel III replaced Tier 1 common capital under Basel I.
(d)   Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

The Company is focused on active capital management and is committed to maintaining strong capital levels that exceed regulatory requirements while also supporting balance sheet growth and providing a strong return to our shareholders.

Dividend Payout and Capital Actions

East West’s Board of Directors has declared third quarter dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on August 17, 2015 to shareholders of record on August 3, 2015.

Conference Call
East West will host a conference call to discuss second quarter 2015 earnings with the public on Thursday, July 16, 2015 at 8:30 a.m. PDT/11:30 a.m. EDT.  The public and investment community are invited to listen as management discusses second quarter 2015 results and operating developments.  The following dial-in information is provided for participation in the conference call: Calls within the U.S. – (877) 506-6399; Calls within Canada – (855) 669-9657; International calls – (412) 902-6699.  A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

A replay of the conference call will be available on Thursday, July 16, 2015 at 10:00 a.m. PDT/1:00 p.m. EDT through Friday, August 14, 2015.  The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; International calls – (412) 317-0088; and the replay access code is: 10068115.

About East West
East West Bancorp is a publicly owned company with total assets of $30.1 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Nevada, New York, Massachusetts, Texas and Washington.  In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen.  For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remain,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, changes in our borrowers’ performance on loans; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth, and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System and the Federal Deposit Insurance Corporation, the Securities Exchange Commission and the Consumer Financial Protection Bureau; changes in the economy of and monetary policy in the People’s Republic of China; changes in critical accounting policies and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; changes in the equity and debt securities markets; changes in competitive pressures on financial institutions; future credit quality and performance, including our expectations regarding future loan losses and allowance levels; effect of government budget cuts and government shut down; fluctuations of our stock price; success and timing of our business strategies; impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; impact of potential federal tax increases and spending cuts; the impact of adverse judgments or settlements in litigation or of regulatory enforcements actions against the Company; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities which may disrupt or increase volatility in securities or otherwise affect economic conditions; our capital requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2014, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, East West’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. East West assumes no obligation to update such forward-looking statements.

(1) Prior periods were restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.
(2) See reconciliation of the GAAP to the non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share data)
(unaudited)

Table 1

	June 30, 2015	March 31, 2015	June 30, 2014
Assets
Cash and cash equivalents	$1,877,914	$1,886,199	$1,246,044
Short-term investments	274,838	325,350	286,130
Resale agreements	1,100,000	1,550,000	1,275,000
Available-for-sale securities	2,982,146	2,841,085	2,529,652
Loans held for sale	195,427	196,111	450,864
Loans held-for-investment (net of allowance for loan losses $261,229, $257,738
and $251,348)	21,697,435	21,116,931	19,828,801
Federal Home Loan Bank and Federal Reserve Bank stock	72,830	83,159	91,948
Other real estate owned, net	25,792	32,692	67,237
Investment in qualified affordable housing partnerships, net (1)	176,566	182,719	173,232
Premises and equipment, net	173,333	176,438	183,498
Goodwill	469,433	469,433	458,467
Other assets (1)	1,018,358	1,046,718	966,127
Total assets (1)	$30,064,072	$29,906,835	$27,557,000

Liabilities and Stockholders' Equity
Customer deposits	$25,528,220	$25,162,833	$22,875,089
Short-term borrowings	3,271	—	—
Federal Home Loan Bank advances	318,322	317,777	316,156
Repurchase agreements	400,000	695,000	1,005,211
Long-term debt	215,964	220,905	235,732
Accrued expenses and other liabilities	593,347	571,557	423,893
Total liabilities	27,059,124	26,968,072	24,856,081
Stockholders' equity (1)	3,004,948	2,938,763	2,700,919
Total liabilities and stockholders' equity (1)	$30,064,072	$29,906,835	$27,557,000
Book value per common share (1)	$20.89	$20.43	$18.84
Tangible equity (1)(2) per common share	$17.33	$16.87	$15.28
Number of common shares at period-end (in thousands)	143,849	143,821	143,389

(1)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.
(2)    See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

Note for tables presented:
● Certain prior year period balances have been reclassed to conform to the June 30, 2015 presentation.

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)

Table 2

	June 30, 2015	March 31, 2015	June 30, 2014
Loans:
Real estate - commercial	$6,714,165	$6,455,177	$6,162,148
Real estate - land and construction	572,708	590,244	492,233
Commercial	8,150,664	7,720,764	6,984,812
Real estate - single family	3,323,152	3,512,794	3,559,171
Real estate - multifamily	1,474,480	1,484,425	1,468,891
Consumer	1,729,443	1,612,164	1,418,483
Total loans held-for-investment (1)	21,964,612	21,375,568	20,085,738
Loans held for sale	195,427	196,111	450,864
Total loans (1), including loans held for sale	22,160,039	21,571,679	20,536,602
Unearned fees, premiums and discounts	(5,948)	(899)	(5,589)
Allowance for loan losses	(261,229)	(257,738)	(251,348)
Net loans (1)	$21,892,862	$21,313,042	$20,279,665

Customer deposits:
Noninterest-bearing demand	$7,705,335	$8,120,644	$6,889,950
Interest-bearing checking	2,680,658	2,602,516	2,210,514
Money market	6,732,172	6,360,795	6,032,922
Savings	1,754,105	1,702,507	1,510,088
Total core deposits	18,872,270	18,786,462	16,643,474
Time deposits	6,655,950	6,376,371	6,231,615
Total deposits	$25,528,220	$25,162,833	$22,875,089

(1) Includes ASC 310-30 discount of $108.0 million, $118.2 million and $188.9 million as of June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)
(unaudited)

Table 3

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014

Interest and dividend income	$255,445	$263,261	$294,442
Interest expense	(27,953)	(27,544)	(27,992)
Net interest income before provision for loan losses	227,492	235,717	266,450
Provision for loan losses	(3,494)	(4,987)	(8,000)
Net interest income after provision for loan losses	223,998	230,730	258,450
Noninterest income (loss)	40,593	44,126	(14,945)
Noninterest expense (1)	(120,170)	(128,030)	(120,539)
Income before income taxes (1)	144,421	146,826	122,966
Income tax expense (1)	(45,673)	(46,799)	(38,661)
Net income (1)	$98,748	$100,027	$84,305

Earnings per share (1)
- Basic	$0.69	$0.70	$0.59
- Diluted	$0.68	$0.69	$0.59
Weighted average number of shares outstanding (in thousands)
- Basic	143,846	143,655	143,187
- Diluted	144,480	144,349	143,689

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Noninterest income (loss):
Branch fees	$9,791	$9,384	$9,519
Letters of credit fees and foreign exchange income	8,825	8,706	8,940
Ancillary loan fees	2,812	2,656	2,521
Wealth management fees	4,757	5,179	5,232
Changes in FDIC indemnification asset and receivable/payable	(6,668)	(8,422)	(57,558)
Net gains on sales of loans	5,280	9,551	6,793
Net gains on sales of available-for-sale securities	5,554	4,404	671
Other fees and other operating income	10,242	12,668	8,937
Total noninterest income (loss)	$40,593	$44,126	$(14,945)

Noninterest expense:
Compensation and employee benefits	$62,860	$64,253	$55,081
Occupancy and equipment expense	15,185	15,443	16,534
Amortization of tax credit and other investments (1)	2,997	6,299	5,490
Amortization of premiums on deposits acquired	2,337	2,391	2,624
Deposit insurance premiums and regulatory assessments	3,341	5,656	5,812
Loan related expenses (income)	1,750	2,340	(1,098)
Other real estate owned (income) expense	(5,081)	(1,026)	783
Legal expense	4,134	6,870	9,104
Data processing	2,377	2,617	2,940
Consulting expense	2,182	2,431	2,328
Repurchase agreements extinguishment costs	6,625	—	—
Other operating expense	21,463	20,756	20,941
Total noninterest expense (1)	$120,170	$128,030	$120,539

(1)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share amounts)
(unaudited)

Table 4

	Six Months Ended
	June 30, 2015	June 30, 2014

Interest and dividend income	$518,706	$580,615
Interest expense	(55,497)	(56,199)
Net interest income before provision for loan losses	463,209	524,416
Provision for loan losses	(8,481)	(14,933)
Net interest income after provision for loan losses	454,728	509,483
Noninterest income (loss)	84,719	(29,861)
Noninterest expense (1)	(248,200)	(240,493)
Income before income taxes (1)	291,247	239,129
Income tax expense (1)	(92,472)	(80,653)
Net income (1)	$198,775	$158,476

Earnings per share (1)
- Basic	$1.38	$1.11
- Diluted	$1.38	$1.11
Weighted average number of shares outstanding (in thousands)
- Basic	143,751	142,578
- Diluted	144,408	143,158

	Six Months Ended
	June 30, 2015	June 30, 2014
Noninterest income (loss):
Branch fees	$19,175	$18,965
Letters of credit fees and foreign exchange income	17,531	15,796
Ancillary loan fees	5,468	4,993
Wealth management fees	9,936	8,260
Changes in FDIC indemnification asset and receivable/payable	(15,090)	(111,192)
Net gains on sales of loans	14,831	12,989
Net gains on sales of available-for-sale securities	9,958	4,089
Other fees and other operating income	22,910	16,239
Total noninterest income (loss)	$84,719	$(29,861)

Noninterest expense:
Compensation and employee benefits	$127,113	$114,358
Occupancy and equipment expense	30,628	32,385
Amortization of tax credit and other investments (1)	9,296	6,982
Amortization of premiums on deposits acquired	4,728	5,124
Deposit insurance premiums and regulatory assessments	8,997	11,514
Loan related expenses	4,090	1,477
Other real estate owned (income) expense	(6,107)	2,117
Legal expense	11,004	12,903
Data processing	4,994	11,140
Consulting expense	4,613	3,377
Repurchase agreements extinguishment costs	6,625	—
Other operating expense	42,219	39,116
Total noninterest expense (1)	$248,200	$240,493

(1)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)

Table 5

Average Balances	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Loans:
Real estate - commercial	$6,548,803	$6,377,884	$6,048,574
Real estate - land and construction	587,972	574,248	474,629
Commercial	7,888,173	7,851,709	6,706,533
Real estate - single family	3,654,257	3,849,839	3,523,236
Real estate - multifamily	1,478,067	1,472,052	1,464,290
Consumer	1,709,295	1,607,020	1,813,541
Total loans	$21,866,567	$21,732,752	$20,030,803
Available-for-sale securities	$2,692,474	$2,604,250	$2,486,303
Interest-earning assets	$27,526,813	$27,253,259	$25,326,247
Total assets (1)	$29,454,002	$29,219,452	$27,130,993

Customer deposits:
Noninterest-bearing demand	$7,501,023	$7,417,858	$6,553,899
Interest-bearing checking	2,629,425	2,526,844	2,139,537
Money market	6,506,857	6,523,439	6,035,120
Savings	1,730,446	1,674,012	1,495,295
Total core deposits	$18,367,751	$18,142,153	$16,223,851
Time deposits	6,416,043	6,267,190	6,288,684
Total deposits	$24,783,794	$24,409,343	$22,512,535
Interest-bearing liabilities	$18,375,368	$18,345,649	$17,520,676
Stockholders' equity (1)	$2,989,405	$2,911,711	$2,680,862

Selected Ratios	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014

Return on average assets (1)	1.34%	1.39%	1.25%
Return on average equity (1)	13.25%	13.93%	12.61%
Interest rate spread	3.11%	3.31%	4.02%
Net interest margin	3.31%	3.51%	4.22%
Yield on earning assets	3.72%	3.92%	4.66%
Cost of deposits	0.29%	0.28%	0.28%
Cost of funds	0.43%	0.43%	0.47%
Noninterest expense (1)(2)(4)/average assets	1.47%	1.66%	1.64%
Efficiency ratio (3)(4)	40.36%	42.65%	43.98%

(1)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.
(2)    Noninterest expense excludes the amortization of premiums on deposits acquired, amortization of tax credit and other investments, repurchase agreements extinguishment costs, and integration and merger related expenses (where applicable).
(3)    Represents noninterest expense, excluding the amortization of premiums on deposits acquired, amortization of tax credit and other investments, repurchase agreements extinguishment costs, and integration and merger related expenses (where applicable), divided by the aggregate of net interest income before provision for loan losses and noninterest income (loss).
(4)    See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)

Table 6

Average Balances	Six Months Ended
	June 30, 2015	June 30, 2014
Loans:
Real estate - commercial	$6,463,815	$5,967,642
Real estate - land and construction	581,148	467,120
Commercial	7,870,042	6,433,030
Real estate - single family	3,751,510	3,509,662
Real estate - multifamily	1,475,076	1,440,808
Consumer	1,658,440	1,865,663
Total loans	$21,800,031	$19,683,925
Available-for-sale securities	$2,648,606	$2,534,294
Interest-earning assets	$27,390,793	$24,935,843
Total assets (1)	$29,337,375	$26,733,856

Customer deposits:
Noninterest-bearing demand	$7,459,670	$6,338,968
Interest-bearing checking	2,578,418	1,989,701
Money market	6,515,102	5,968,502
Savings	1,702,385	1,471,449
Total core deposits	$18,255,575	$15,768,620
Time deposits	6,342,028	6,276,215
Total deposits	$24,597,603	$22,044,835
Interest-bearing liabilities	$18,360,592	$17,339,025
Stockholders' equity (1)	$2,950,772	$2,633,117

Selected Ratios	Six Months Ended
	June 30, 2015	June 30, 2014

Return on average assets (1)	1.37%	1.20%
Return on average equity (1)	13.58%	12.14%
Interest rate spread	3.21%	4.05%
Net interest margin	3.41%	4.24%
Yield on earning assets	3.82%	4.70%
Cost of deposits	0.29%	0.29%
Cost of funds	0.43%	0.48%
Noninterest expense (1)(2)(4)/average assets	1.56%	1.63%
Efficiency ratio (3)(4)	41.53%	43.68%

(1)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.
(2)    Noninterest expense excludes the amortization of premiums on deposits acquired, amortization of tax credit and other investments, repurchase agreements extinguishment costs, and integration and merger related expenses (where applicable).
(3)    Represents noninterest expense, excluding the amortization of premiums on deposits acquired, amortization of tax credit and other investments, repurchase agreements extinguishment costs, and integration and merger related expenses (where applicable), divided by the aggregate of net interest income before provision for loan losses and noninterest income (loss).
(4)    See reconciliation of the GAAP financial measure to non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
($ in thousands)
(unaudited)

Table 7

	Three Months Ended
	June 30, 2015			June 30, 2014
	Average			Average
	Balance	Interest	Yield (1)	Balance	Interest	Yield (1)
Assets

Interest-earning assets:
Due from banks and short-term investments	$1,532,855	$4,926	1.29%	$1,481,361	$6,354	1.72%
Resale agreements	1,356,374	4,680	1.38%	1,230,769	4,559	1.49%
Available-for-sale securities	2,692,474	9,484	1.41%	2,486,303	12,490	2.01%
Loans	21,866,567	234,049	4.29%	20,030,803	269,484	5.40%
Federal Home Loan Bank and Federal Reserve Bank stock	78,543	2,306	11.78%	97,011	1,555	6.43%
Total interest-earning assets	27,526,813	255,445	3.72%	25,326,247	294,442	4.66%

Noninterest-earning assets:
Cash and cash equivalents	315,045			305,151
Allowance for loan losses	(260,464)			(254,282)
Other assets (2)	1,872,608			1,753,877
Total assets (2)	$29,454,002			$27,130,993

Liabilities and Stockholders' Equity

Interest-bearing liabilities:
Checking deposits	$2,629,425	$1,933	0.29%	$2,139,537	$1,216	0.23%
Money market deposits	6,506,857	4,540	0.28%	6,035,120	3,982	0.26%
Savings deposits	1,730,446	795	0.18%	1,495,295	635	0.17%
Time deposits	6,416,043	10,927	0.68%	6,288,684	9,736	0.62%
Federal funds purchased and other short-term borrowings	7,694	18	0.94%	315	—	—
Federal Home Loan Bank advances	317,988	1,049	1.32%	315,805	1,015	1.29%
Repurchase agreements	546,044	7,533	5.53%	1,005,280	10,189	4.07%
Long-term debt	220,871	1,158	2.10%	240,640	1,219	2.03%
Total interest-bearing liabilities	18,375,368	27,953	0.61%	17,520,676	27,992	0.64%

Noninterest-bearing liabilities:
Demand deposits	7,501,023			6,553,899
Other liabilities	588,206			375,556
Stockholders' equity (2)	2,989,405			2,680,862
Total liabilities and stockholders' equity (2)	$29,454,002			$27,130,993

Interest rate spread			3.11%			4.02%

Net interest income and net interest margin		$227,492	3.31%		$266,450	4.22%

Net interest income and net interest margin, adjusted (3)(4)		$223,657	3.26%		$218,352	3.46%

(1)    Annualized.
(2)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.
(3)    Amounts considering the net impact of covered loan activity and amortization of the FDIC indemnification asset of $3.8 million and $48.1 million for the three months ended June 30, 2015 and 2014, respectively.
(4)    See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
YEAR TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
($ in thousands)
(unaudited)

Table 8

	Six Months Ended
	June 30, 2015			June 30, 2014
	Average			Average
	Balance	Interest	Yield (1)	Balance	Interest	Yield (1)
Assets

Interest-earning assets:
Due from banks and short-term investments	$1,547,696	$10,352	1.35%	$1,326,696	$11,956	1.82%
Resale agreements	1,312,459	9,529	1.46%	1,285,912	9,412	1.48%
Available-for-sale securities	2,648,606	19,668	1.50%	2,534,294	24,766	1.97%
Loans	21,800,031	475,615	4.40%	19,683,925	531,055	5.44%
Federal Home Loan Bank and Federal Reserve Bank stock	82,001	3,542	8.71%	105,016	3,426	6.58%
Total interest-earning assets	27,390,793	518,706	3.82%	24,935,843	580,615	4.70%

Noninterest-earning assets:
Cash and cash equivalents	330,144			308,192
Allowance for loan losses	(261,077)			(255,016)
Other assets (2)	1,877,515			1,744,837
Total assets (2)	$29,337,375			$26,733,856

Liabilities and Stockholders' Equity

Interest-bearing liabilities:
Checking deposits	$2,578,418	$3,694	0.29%	$1,989,701	$2,197	0.22%
Money market deposits	6,515,102	8,841	0.27%	5,968,502	7,765	0.26%
Savings deposits	1,702,385	1,598	0.19%	1,471,449	1,260	0.17%
Time deposits	6,342,028	21,025	0.67%	6,276,215	20,229	0.65%
Federal funds purchased and other short-term borrowings	3,943	18	0.92%	205	—	—
Federal Home Loan Bank advances	328,316	2,082	1.28%	383,469	2,060	1.08%
Repurchase agreements	667,072	15,939	4.82%	1,007,160	20,267	4.06%
Long-term debt	223,328	2,300	2.08%	242,324	2,421	2.01%
Total interest-bearing liabilities	18,360,592	55,497	0.61%	17,339,025	56,199	0.65%

Noninterest-bearing liabilities:
Demand deposits	7,459,670			6,338,968
Other liabilities	566,341			422,746
Stockholders' equity (2)	2,950,772			2,633,117
Total liabilities and stockholders' equity (2)	$29,337,375			$26,733,856

Interest rate spread			3.21%			4.05%

Net interest income and net interest margin		$463,209	3.41%		$524,416	4.24%

Net interest income and net interest margin, adjusted (3)(4)		$455,926	3.36%		$427,316	3.46%

(1)    Annualized.
(2)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.
(3)    Amounts considering the net impact of covered loan activity and amortization of the FDIC indemnification asset of $7.3 million and $97.1 million for the six months ended June 30, 2015 and 2014, respectively.
(4)    See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES
($ in thousands)
(unaudited)

Table 9

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Non-Purchased Credit Impaired ("Non-PCI") Loans
Allowance for non-PCI loans, beginning of period	$257,095	$260,965	$249,934
Reversal of provision for unfunded loan commitments and letters of credit	(4,109)	(2,920)	(829)
Provision for loan losses on non-PCI loans	3,525	5,058	8,121
Net (recoveries) charge-offs:
Commercial real estate	(17)	190	345
Commercial	(2,762)	6,062	7,017
Residential	(996)	(705)	(2)
Consumer	(331)	461	76
Total net (recoveries) charge-offs	(4,106)	6,008	7,436
Allowance for non-PCI loans, end of period	$260,617	$257,095	$249,790

Purchased Credit Impaired ("PCI") Loans
Allowance for PCI loans, beginning of period	$643	$714	$2,202
Reversal of provision for loan losses on PCI loans	(31)	(71)	(121)
Total net charge-offs	—	—	523
Allowance for PCI loans, end of period	$612	$643	$1,558

Total Allowance For Loan Losses	$261,229	$257,738	$251,348

Unfunded Loan Commitments and Letters of Credit
Allowance balance, beginning of period	$15,632	$12,712	$11,497
Provision for unfunded loan commitments and letters of credit	4,109	2,920	829
Allowance balance, end of period	$19,741	$15,632	$12,326

Grand Total	$280,970	$273,370	$263,674

EAST WEST BANCORP, INC.
QUARTERLY CREDIT QUALITY ANALYSIS
($ in thousands)
(unaudited)

Table 10

Nonperforming Assets, Excluding PCI Loans	June 30, 2015	March 31, 2015	June 30, 2014

Nonaccrual loans:
Real estate - commercial	$31,051	$29,750	$33,588
Real estate - land and construction	5,065	3,531	13,133
Commercial	30,495	31,461	36,608
Real estate - single family	8,449	9,137	9,253
Real estate - multifamily	11,409	13,361	25,526
Consumer	688	540	3,557
Total nonaccrual loans	87,157	87,780	121,666
Other real estate owned, net	25,792	32,692	67,236
Total nonperforming assets	$112,949	$120,472	$188,902

Credit Quality Ratios	June 30, 2015	March 31, 2015	June 30, 2014
Non-PCI nonperforming assets to total assets (1)	0.38%	0.40%	0.69%
Non-PCI nonaccrual loans to total loans held-for-investment (1)	0.40%	0.41%	0.61%
Total allowance for loan losses to total loans held-for-investment (1)	1.19%	1.21%	1.25%
Total allowance for loan losses, unfunded loan commitments and letters of credit to total loans
held-for-investment (1)	1.28%	1.28%	1.31%
Total allowance for loan losses to non-PCI nonaccrual loans	299.72%	293.62%	206.59%
Total annualized net (recoveries) charge-offs to average total loans held-for-investment	(0.08%)	0.11%	0.16%

(1)   Total assets and total loans held-for-investment include PCI loans of $1.2 billion, $1.2 billion and $1.6 billion as of June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

EAST WEST BANCORP, INC.
IMPACT OF ADOPTING NEW ACCOUNTING GUIDANCE
($ in thousands, except per share data)
(unaudited)

In the first quarter of 2015, East West adopted ASU 2014-01, Accounting for Investments in Qualified Affordable Housing Projects. This ASU allows companies that invest in qualified affordable housing projects to elect the proportional amortization method of accounting for these investments, if certain conditions are met. In the first quarter of 2015, the Company restated the prior period condensed consolidated financial statements to reflect the impact of the retrospective application of the new accounting guidance.

The following tables present the impact of the new accounting guidance on the condensed consolidated balance sheet and statements of income, and the consolidated ratios at the periods indicated:

Table 11

	June 30, 2014
Condensed Consolidated Balance Sheets	As Previously Reported	As Revised

Investment in qualified affordable housing partnerships, net	$181,943	$173,232
Other assets - deferred tax assets	$243,358	$251,963
Stockholders' equity	$2,701,024	$2,700,919

	June 30, 2014
Consolidated Ratios and Other Measures	As Previously Reported	As Revised

Book value per common share	$18.84	$18.84
Tangible equity (3) per common share	$15.28	$15.28
Tangible equity to tangible assets (3)	8.10%	8.10%

	Three Months Ended		Six Months Ended
	June 30, 2014		June 30, 2014
Condensed Consolidated Statements of Income	As Previously Reported	As Revised	As Previously Reported	As Revised

Noninterest expense (1)	$127,899	$120,539	$252,326	$240,493
Income before taxes	$115,606	$122,966	$227,296	$239,129
Income tax expense	$31,618	$38,661	$66,567	$80,653
Net income	$83,988	$84,305	$160,729	$158,476
Earnings per share
- Basic	$0.59	$0.59	$1.13	$1.11
- Diluted	$0.58	$0.59	$1.12	$1.11

	Year Ended
	December 31, 2014
Condensed Consolidated Statements of Income	As Previously Reported	As Revised

Noninterest expense (2)	$564,551	$532,984
Income before taxes	$415,455	$447,023
Income tax expense	$72,972	$101,145
Net income	$342,483	$345,878
Earnings per share
- Basic	$2.39	$2.42
- Diluted	$2.38	$2.41

	Three Months Ended		Six Months Ended
	June 30, 2014		June 30, 2014
Consolidated Ratios and Other Measures	As Previously Reported	As Revised	As Previously Reported	As Revised

Return on average assets	1.24%	1.25%	1.21%	1.20%
Return on average equity	12.56%	12.61%	12.31%	12.14%
Noninterest expense (3)/average assets	1.64%	1.64%	1.63%	1.63%

(1)    Included in noninterest expense was the line item amortization of tax credit and other investments of $12.9 million (previously reported) and $5.5 million (as revised) for the three months ended June 30, 2014 and $18.8 million previously reported) and $7.0 million (as revised) for the six months ended June 30, 2014.
(2)    Included in noninterest expense was the line item amortization of tax credit and other investments of $75.7 million (previously reported) and $44.1 million (as revised) for the year ended December 31, 2014.
(3)    See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.

EAST WEST BANCORP, INC.
CAPITAL RATIOS
($ in thousands)
(unaudited)

Table 12

	Basel III (1)			Basel I
Regulatory Capital Metrics	June 30, 2015 (2)	March 31, 2015	Well Capitalized Regulatory Requirement	June 30, 2014	Well Capitalized Regulatory Requirement

CET1 capital ratio	10.9%	10.6%	6.5%	N/A	N/A
Tier 1 risk-based capital ratio	11.0%	10.7%	8.0%	11.0%	6.0%
Total risk-based capital ratio	12.7%	12.4%	10.0%	12.8%	10.0%
Tier 1 leverage capital ratio	8.8%	8.6%	5.0%	8.5%	5.0%
CET1 capital (3)	$2,520,065	$2,445,378	N/A	N/A	N/A
RWA (4)	$23,170,009	$23,101,162	N/A	$20,567,590	N/A

Non-GAAP Financial Measure - Basel III CET1 Capital	June 30, 2015	March 31, 2015

Stockholders' equity	$3,004,948	$2,938,763
Less regulatory capital adjustments and deductions:
Goodwill and other intangible assets (5)	478,929	479,476
Deferred tax assets from net operating losses and tax credit forwards, net of deferred tax liabilities (6)	441	441
Accumulated other comprehensive income-related adjustments	5,513	13,468
CET1 capital (2)(3)	$2,520,065	$2,445,378

Other Capital Metric	June 30, 2015	March 31, 2015	June 30, 2014

Tangible equity to tangible assets ratio (7)	8.4%	8.3%	8.1	%(8)

N/A Not applicable.
(1)    On January 1, 2015, the Basel III capital rules became effective for the Company. Basel III revises the definition of capital, and introduces a minimum CET1 ratio. The Basel III rules are subject to transition provisions primarily related to regulatory capital adjustments and deductions impacting CET1 capital and Tier 1 capital.
(2)    The Company's June 30, 2015 regulatory capital ratios, capital and risk-weighted assets are preliminary.
(3)    CET1 capital under Basel III replaced Tier 1 common capital under Basel I. Management reviews CET1 along with other measures of capital and has included this non-GAAP financial information, and the corresponding reconciliation to total equity because of the current interest in such information on the part of market participants.
(4)    Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(5)    Goodwill and other intangible assets are net of any associated deferred tax liabilities, where applicable. Certain intangibles are phased out between fiscal years 2015 through 2018.
(6)    Subject to be phased out between fiscal years 2015 through 2018.
(7)    See reconciliation of the GAAP to non-GAAP financial measure in the tables that follow.
(8)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. Tangible equity and tangible equity to tangible assets ratios are non-GAAP disclosures. Given that the use of such measures and ratios are more prevalent in the banking industry and with banking regulators and analysts, the Company has included them for discussion.

Table 13

	June 30, 2015	March 31, 2015	June 30, 2014

Stockholders' equity (1)	$3,004,948	$2,938,763	$2,700,919
Less:
Goodwill and other intangible assets	(511,865)	(513,166)	(510,401)
Tangible equity (1)	$2,493,083	$2,425,597	$2,190,518

	June 30, 2015	March 31, 2015	June 30, 2014

Total assets (1)	$30,064,072	$29,906,835	$27,557,000
Less:
Goodwill and other intangible assets	(511,865)	(513,166)	(510,401)
Tangible assets (1)	$29,552,207	$29,393,669	$27,046,599

Tangible equity to tangible assets ratio (1)	8.44%	8.25%	8.10%

The efficiency ratio represents noninterest expense, excluding the amortization of premiums on deposits acquired, amortization of tax credit and other investments, repurchase agreements extinguishment costs, and integration and merger related expenses, divided by the aggregate of net interest income before provision for loan losses and noninterest income (loss). The Company believes that presenting the efficiency ratio provides clarity to the users of financial statements regarding the ongoing performance of the Company and allows comparability to prior periods.

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014

Total noninterest expense	$120,170	$128,030	$120,539
Less:
Integration and merger related expenses	—	—	(1,811)
Repurchase agreements extinguishment costs	(6,625)	—	—
Amortization of premiums on deposits acquired	(2,337)	(2,391)	(2,624)
Amortization of tax credit and other investments (1)	(2,997)	(6,299)	(5,490)
Noninterest expense, as adjusted	$108,211	$119,340	$110,614

Net interest income before provision for loan losses	$227,492	$235,717	$266,450
Noninterest income (loss)	40,593	44,126	(14,945)
Net interest income and noninterest income (loss)	$268,085	$279,843	$251,505

Efficiency Ratio	40.36%	42.65%	43.98%

	Six Months Ended
	June 30, 2015	June 30, 2014

Total noninterest expense	$248,200	$240,493
Less:
Integration and merger related expenses	—	(12,387)
Repurchase agreements extinguishment costs	(6,625)	—
Amortization of premiums on deposits acquired	(4,728)	(5,124)
Amortization of tax credit and other investments (1)	(9,296)	(6,982)
Noninterest expense, as adjusted	$227,551	$216,000

Net interest income before provision for loan losses	$463,209	$524,416
Noninterest income (loss)	84,719	(29,861)
Net interest income and noninterest income (loss)	$547,928	$494,555

Efficiency Ratio	41.53%	43.68%

(1)    Prior year period was restated to reflect the retrospective application of adopting the new accounting guidance related to the Company's investments in qualified affordable housing projects ASU 2014-01. See Table 11 for additional information.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. The net interest margin includes certain non-core items. The Company believes that presenting core net interest income and core net interest margin that considers non-core items, provides clarity to the users of financial statements regarding the ongoing performance of the Company and allows comparability to prior periods.

Table 14

	Three Months Ended June 30, 2015
	Average Balance	Interest	Yield (1)

Total interest-earning assets	$27,526,813	$255,445	3.72%
Net interest income and net interest margin		227,492	3.31%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(3,835)
Adjusted net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$223,657	3.26%

	Three Months Ended March 31, 2015
	Average Balance	Interest	Yield (1)

Total interest-earning assets	$27,253,259	$263,261	3.92%
Net interest income and net interest margin		235,717	3.51%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(3,448)
Adjusted net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$232,269	3.46%

	Three Months Ended June 30, 2014
	Average Balance	Interest	Yield (1)

Total interest-earning assets	$25,326,247	$294,442	4.66%
Net interest income and net interest margin		266,450	4.22%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(48,098)
Adjusted net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$218,352	3.46%

(1)   Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. The net interest margin includes certain non-core items. The Company believes that presenting core net interest income and core net interest margin that considers non-core items, provides clarity to the users of financial statements regarding the ongoing performance of the Company and allows comparability to prior periods.

Table 15

	Six Months Ended June 30, 2015
	Average Balance	Interest	Yield (1)

Total interest-earning assets	$27,390,793	$518,706	3.82%
Net interest income and net interest margin		463,209	3.41%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(7,283)
Net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$455,926	3.36%

	Six Months Ended June 30, 2014
	Average Balance	Interest	Yield (1)

Total interest-earning assets	$24,935,843	$580,615	4.70%
Net interest income and net interest margin		524,416	4.24%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(97,100)
Net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$427,316	3.46%

(1)   Annualized.